SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2005, Powerwave Technologies, Inc. (“Powerwave”) entered into Amendment No. 1 to Asset Purchase Agreement with REMEC, Inc. (“REMEC”), pursuant to which Powerwave and REMEC agreed to amend that certain Asset Purchase Agreement entered into by and between Powerwave and REMEC on March 13, 2005 (the “Original Agreement”), in order to, among other things, (i) modify the structure of the transaction to change certain of the assets and shares of acquired stock of the REMEC subsidiaries to be acquired by Powerwave, (ii) revise certain of the disclosure schedules to the Original Agreement, (iii) extend the date upon which the transactions contemplated in the Original Agreement must be consummated before the parties have the ability to terminate the Original Agreement under certain circumstances from July 28, 2005 to September 30, 2005 and (iv) modify and expand the scope of the transition services to be provided by Powerwave to REMEC. A copy of Amendment No. 1 to Asset Purchase Agreement is attached hereto as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description
2.1	Amendment No. 1 to Asset Purchase Agreement by and between Powerwave Technologies, Inc. and REMEC, Inc. dated as of July 11, 2005. (Schedules and attachments omitted.)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Senior Vice President, Finance and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1 to Asset Purchase Agreement by and between Powerwave Technologies, Inc. and REMEC, Inc. dated as of July 11, 2005. (Schedules and attachments omitted.)

4